Exhibit 99.1

                     Numerex Reports Second Quarter Results

    ATLANTA, Aug. 5 /PRNewswire-FirstCall/ -- Numerex Corp. (Nasdaq: NMRX), today announced net losses of $854 thousand for the second quarter of 2003 and $2.0 million year-to-date. These results compare to net losses of
$1.7 million and $1.5 million for the comparable periods of 2002, including non-recurring acquisition costs of $1.7 million for the quarter and
$1.7 million year-to-date. Fully diluted loss per share were $(.08) for the quarter and $(.18) year-to-date. This compares to fully diluted losses per share, including non-recurring acquisition costs, of $(.16) and $(.14) for the
comparable periods of 2002.   Net sales were $4.7 million for the quarter and
$9.4 million year-to-date, compared to $7.5 million and $14.6 million for the comparable periods of 2002. Please see attached financial statements for more details.

    "The second quarter continued the growth in wireless data products and services that began earlier this year," stated Stratton Nicolaides, chairman and CEO of Numerex. "Unfortunately, this growth was masked by the further decline in our digital multimedia and networking business. However, early indications are that this decline will at least mitigate in the third quarter and should be combined with anticipated further growth from wireless data. In addition, the quarter was highlighted by two significant events. The first is related to our MobileGuardian product, which offers vehicle location information and security services. In May, we began a trial of MobileGuardian in certain locations of the nation's largest automotive dealership network. This trial proved successful and was followed, two weeks ago, with an announced agreement that provides point of sale access to all of their over 300 dealership locations. This is a critical milestone for Numerex in that it not only reinforces the credibility of our product, but also gives us access to a key distribution channel as we aggressively implement an accelerated rollout of Mobile Guardian.

    The second event that I want to highlight is that Numerex ended the second quarter 2003 with a combined higher cash balance and availability under our line of credit than at the end of the prior quarter. Specifically, at the end of the quarter, our cash and available line of credit totaled slightly higher than $1.7 million compared to a total of exactly $1.7 million at the end of March 2003. This was achieved by a combination of gross margin improvement, operating cost reductions and continued focus on reducing receivables.

    Ultimately, our goals continue to be to generate additional cash from operations and to further improve our liquidity by inventory reductions and non-core asset sales."


    Conference Call and Webcast Information

    Numerex will conduct a conference call today, August 5th, at 11:00 A.M., Eastern Daylight Time, accessible by calling (877) 822-9907 in the U.S. and Canada, or (706) 679-7183 international. A live Webcast of the call will also be available via Numerex's Web site at http://www.nmrx.com, under the Investor Relations section. A replay of the conference call will be available via Numerex's Web site beginning two hours after the call.


    About Numerex

    Numerex (Nasdaq: NMRX) is a technology company comprised of operating subsidiaries that develop and market a wide range of wireless and wireline communications products and services. The Company's primary focus is wireless data communications utilizing proprietary network technologies. Numerex primarily offers products and services in wireless data communications through Cellemetry(R) and Data1Source(TM), and digital multimedia through PowerPlay(TM). These services enable customers around the globe to monitor and move information for a variety of applications from home and business security to distance learning. In addition, the Company offers wireline alarm security products and services, as well as telecommunications network operational support systems. For more information on Numerex, please visit our Web site at: www.nmrx.com.


    This press release contains, and other statements may contain, forward-looking statements with respect to Numerex's future financial or business performance, conditions or strategies and other financial and business matters, including expectations regarding growth trends and activities in the wireless data business. Forward-looking statements are typically identified by words or phrases such as "believe," "expect," "anticipate," "intend," "estimate," "assume," "strategy," "plan," "outlook," "outcome," "continue," "remain," "trend," and variations of such words and similar expressions, or future or conditional verbs such as "will," "would," "should," "could," "may," or similar expressions. Numerex cautions that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. These forward-looking statements speak only as of the date of this press release, and Numerex assumes no duty to update forward-looking statements. Actual results could differ materially from those anticipated in these forward-looking statements and future results could differ materially from historical performance.


    The following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: the failure to realize improvements on our digital multimedia and networking business; variations in quarterly operating results, delays in the development, introduction and marketing of new wireless products and services; customer acceptance of products and services; economic conditions; changes in financial and capital markets; the inability to attain revenue and earnings growth in our wireless data business; changes in interest rates; inflation; the introduction, withdrawal, success and timing of business initiatives and strategies; competitive conditions; the inability to realize revenue enhancements; and extent and timing of technological changes. Numerex's SEC reports identify additional factors that can affect forward-looking statements.



                                NUMEREX CORP.

               CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                            FOR THE THREE MONTH        FOR THE SIX MONTH
                           PERIOD ENDED JUNE 30,      PERIOD ENDED JUNE 30,
                              2003         2002         2003         2002
                          (Unaudited)  (Unaudited)  (Unaudited)

     Net sales:
     Wireless Data
      Communications        $3,154       $ 4,514       $6,040       $8,764
     Digital Multimedia
      and Networking         1,204         2,735        2,749        5,371
     Wireline Data
      Communications           362           259          617          467
     Total net sales         4,720         7,508        9,406       14,602

     Cost of sales           2,269         3,569        4,724        7,105
     Depreciation and
      amortization             174            54          353          102
     Gross Profit            2,277         3,885        4,329        7,395


     Selling, general,
      and administrative
      expenses
      (see note below)       2,234         2,952        4,621        5,407
     Research and
      development expenses     284           188          581          790
     Depreciation and
      amortization             505           549          994        1,069
     Costs related to
      non-recurring
      acquisition activity      --         1,714           --        1,714
     Operating loss           (746)       (1,518)      (1,867)      (1,585)

     Interest income and
      (expense), net          (131)          (57)        (151)         (92)
     Other income and
      (expense), net            36             3           79           38
     Minority interest          --            --           --          326
     Note payable, current    (841)       (1,572)      (1,939)      (1,313)

     Provision for income
      taxes                     13            70           32           70
     Net loss                 (854)       (1,642)      (1,971)      (1,383)

     Preferred stock dividend   --            60           --          120

     Net loss applicable
      to common
      shareholders           $(854)      $(1,702)     $(1,971)     $(1,503)

     Basic loss per common
      share                 $(0.08)       $(0.16)     $ (0.18)     $ (0.14)
     Diluted loss per common
      share                 $(0.08)       $(0.16)     $ (0.18)     $ (0.14)

     Number of shares used
      in per share calculation
      Basic                 10,785        10,729       11,083       10,656
      Diluted               10,785        10,729       11,083       10,656


                                NUMEREX CORP.
                    CONDENSED CONSOLIDATED BALANCE SHEETS
                                (IN THOUSANDS)

                                                       June 30,   December 31,
                                                          2003          2002
                                                      (UNAUDITED)
     ASSETS
     CURRENT ASSETS
        Cash and cash equivalents                       $1,138         $2,137
        Accounts receivable, net                         3,223          4,459
        Notes Receivable                                   505            823
        Inventory                                        4,251          5,189
        Prepaid expenses and other current assets          482            976
             TOTAL CURRENT ASSETS                        9,599         13,584

     PROPERTY AND EQUIPMENT, NET                         1,903          2,475
     GOODWILL, NET                                      15,059         10,983
     OTHER INTANGIBLES, NET                              8,587          8,050
     SOFTWARE, NET                                       1,436          1,963
     OTHER ASSETS                                          774             56
             TOTAL ASSETS                              $37,358        $37,111

     LIABILITIES AND SHAREHOLDERS' EQUITY
     CURRENT LIABILITIES
       Accounts payable                                 $3,703         $5,238
       Other current liabilities                         1,455          1,866
       Note payable, current                             3,500             --
       Deferred revenues                                   814            819
       Obligations under capital leases, current portion   710            710
             TOTAL CURRENT LIABILITIES                  10,182          8,633

    LONG TERM LIABILITIES
       Obligations under capital leases and other
        long term liabilities                              956            863
       Note Payable                                      1,500             --
             TOTAL LONG TERM LIABILITIES                 2,456            863

     SHAREHOLDERS' EQUITY
     Preferred stock - no par value; authorized
      3,000,000; none issued                                --             --
     Class A common stock - no par value;
      authorized 30,000,000; issued
      13,176,259 on June 30, 2003 and 13,168,889
      on December 31, 2002                              36,775         36,769
     Additional paid-in-capital                            439            439
     Treasury stock, at cost, 2,391,400 shares
      on June 30, 2003 and 1,766,400 on
      December 31, 2002                                (10,197)        (9,222)

     Class B common stock - no par value; authorized
      5,000,000; none issued                                --             --
     Accumulated other comprehensive income                 36             (9)
     Retained earnings                                  (2,333)          (362)
                                                        24,720         27,615
     TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY        $37,358        $37,111



SOURCE  Numerex Corp.
    -0-                             08/05/2003
    /CONTACT: Investor Relations, Alan B. Catherall of Numerex Corp., +1-770-485-2527/
    /Web site:  http://www.nmrx.com/
    (NMRX)

CO:  Numerex Corp.
ST:  Georgia
IN:  CPR NET TLS
SU:  CCA ERN